As filed with the Securities and Exchange Commission on October 25, 2006.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

October 25, 2006

BANK OF AMERICA CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6523

(Commission File Number)

56-0906609

(IRS Employer Identification No.)

100 North Tryon Street

Charlotte, North Carolina

(Address of principal executive offices)

28255

(Zip Code)

704.386.8486

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 25, 2006, the board of directors (the “Board”) of Bank of America Corporation (the “Corporation”), upon the recommendation of the Corporate Governance Committee of the Board, approved and adopted the following amendments to the Corporation’s Bylaws (“Bylaws”):

•	Article III, Section 10 of the Bylaws was amended to change the voting standard for the election of directors from a plurality to a majority voting standard in uncontested elections. Under the new majority voting standard, a nominee for director shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Directors will continue to be elected by plurality vote at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board in compliance with the advance notice requirements for stockholder nominees for director set forth in Article III, Section 12 of the Bylaws and (ii) such nomination has not been withdrawn by such stockholder on or prior to the tenth day preceding the date the Corporation first mails its notice of meeting for such meeting to the stockholders. If no nominees for election to the Board are elected at an annual meeting, a special meeting of stockholders shall be called for an election of directors in the manner provided in Article III, Section 2 of the Bylaws.

•	Article IX, Section 5 of the Bylaws was amended to provide that any amendment or repeal of, or the adoption of any Bylaw inconsistent with, Article III, Section 10 of the Bylaws shall require the approval of the stockholders of the Corporation.

The amendments to the Bylaws are effective October 25, 2006. The amended and restated Bylaws are attached hereto as Exhibit 3.1. A copy of the press release announcing the Board’s adoption of a majority voting standard for director elections is attached hereto as Exhibit 99.1.

Item 8.01. Other Events.

In connection with the Bylaw amendments referred to in Item 5.03 of this Form 8-K, the Board, upon the recommendation of the Corporate Governance Committee of the Board, approved and adopted the following amendments to the Corporation’s Corporate Governance Guidelines (“Guidelines”) on October 25, 2006:

•	The Guidelines were amended to provide that a director who fails to receive the required number of votes for re-election in accordance with the Bylaws shall offer to resign. In addition, the director whose resignation is under consideration shall abstain from participating in any decision regarding that resignation. The Corporate Governance Committee and the Board may consider any factors they deem relevant in deciding whether to accept a director’s resignation. The Board shall publicly disclose its decision regarding the resignation within ninety (90) days after the results of the election are certified. If the resignation is not accepted, the director will continue to serve until the next annual meeting and until the director’s successor is elected and qualified.

•	The Guidelines were also amended to provide that the Board shall nominate for election or re-election as directors only candidates who agree to tender, following the annual meeting at which they are elected or re-elected as directors, irrevocable resignations that will be effective upon (i) the failure to receive the required vote at the next annual meeting at which they are nominated for re-election and (ii) Board acceptance of such resignation. In addition, the Board shall fill director vacancies and new directorships only with candidates who agree to tender, promptly following their appointment to the Board, the same form of resignation tendered by other directors in accordance with the Guidelines.

The amendments to the Guidelines are effective October 25, 2006.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit 3.1	Amended and Restated Bylaws of Bank of America Corporation.

Exhibit 99.1	Bank of America Corporation press release dated October 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BANK OF AMERICA CORPORATION

By:	/s/ Kenneth L. Wagner
Kenneth L. Wagner
Associate General Counsel

Dated: October 25, 2006

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amended and Restated Bylaws of Bank of America Corporation.

99.1	Bank of America Corporation press release dated October 25, 2006.